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                                                                     EXHIBIT 4.2



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                             SUPPLEMENTAL INDENTURE

                                     NO. 1


                                       TO


                      INDENTURE DATED AS OF MARCH 18, 1997


                                      RE:

                UP TO $200,000,000 12 1/2% SENIOR NOTES DUE 2007

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                 This SUPPLEMENTAL INDENTURE NO. 1 to INDENTURE (the
"Supplemental Indenture") is entered into among Booth Creek Ski Holdings, Inc., a Delaware corporation (the "Company"), Trimont Land Company, a California corporation, Sierra-at-Tahoe, Inc., a Delaware corporation, Bear Mountain, Inc., a Delaware corporation, Waterville Valley Ski Resort, Inc., a Delaware corporation, Mount Cranmore Ski Resort, Inc., a Delaware corporation, Booth Creek Ski Acquisition Corp., a Delaware corporation, Ski Lifts, Inc., a Washington corporation, Grand Targhee Incorporated, a Delaware corporation, B-V Corporation, a Wyoming corporation, Targhee Company, a Delaware corporation, and Targhee Ski Corp., a Delaware corporation (collectively, the "Guarantors"), and Marine Midland Bank, a New York banking corporation and trust company (the "Trustee").


                                    RECITALS

                 WHEREAS, the Company, the Guarantors and the Trustee have entered into that certain Indenture dated as of March 18, 1997 (the "Original Indenture") providing for the issuance and delivery by the Company of its 12 1/2% Senior Notes due 2007; and

                 WHEREAS, pursuant to Section 8.01(4) of the Original Indenture, the Company, the Guarantors and the Trustee wish to cure and correct certain terms and provisions of the Original Indenture which are defective as hereinafter set forth. Terms used herein and not otherwise defined shall have the same meanings as specified in the Original Indenture.

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                 Section 1.       CURE AND CORRECTION TO ORIGINAL INDENTURE.

                 1.1 Section 2.01 of the Original Indenture. Section 2.01 of the Original Indenture is hereby cured and corrected by deleting the reference to "April 22, 1997" therein and inserting "April 25, 1997" in lieu thereof.

                 Section 2.       MISCELLANEOUS.

                 2.1 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.



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                 2.2      Confirmation of the Original Indenture.  Except as
amended hereby, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                 2.3 Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

                 2.4 Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 2.5 Headings. The captions of the various section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                 2.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.



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                 IN WITNESS WHEREOF, the parties hereto caused this
Supplemental Indenture to be duly executed as of this 25th day of April, 1997.


                                    BOOTH CREEK SKI HOLDINGS, INC.
                                    TRIMONT LAND COMPANY
                                    SIERRA-AT-TAHOE, INC.
                                    BEAR MOUNTAIN, INC.
                                    WATERVILLE VALLEY SKI RESORT, INC.
                                    MOUNT CRANMORE SKI RESORT, INC.
                                    BOOTH CREEK SKI ACQUISITION CORP.
                                    SKI LIFTS, INC.
                                    GRAND TARGHEE INCORPORATED
                                    B-V CORPORATION
                                    TARGHEE COMPANY
                                    TARGHEE SKI CORP.


                                    By: /s/ Nanci N. Northway
                                        ---------------------------------------
                                    Name:    Nanci N. Northway
                                    Title:   Chief Financial Officer


                                    MARINE MIDLAND BANK, as Trustee



                                    By: /s/ Eileen M. Hughes
                                        ----------------------------------------
                                    Name:    Eileen M. Hughes
                                    Title:   Assistant Vice President



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